Exhibit 99.1

ANADIGICS ANNOUNCES FIRST QUARTER RESULTS

Quarterly Net Sales of $18.4 Million; a sequential decrease of 11.7%
Infrastructure revenues grow 23.3% sequentially to $12.0 Million
Non-GAAP Gross Margin Increases Sequentially by 455 Basis Points
Quarterly GAAP EPS ($0.06); Non-GAAP EPS ($0.04)

WARREN, N.J., May 5, 2015— ANADIGICS, Inc. (Nasdaq: ANAD) (the “Company”), a world leader in radio frequency solutions, reported first quarter 2015 net sales of $18.4 million, a sequential decrease of 11.7% and in line with prior guidance.

GAAP net loss for the first quarter of 2015 was $5.0 million, or ($0.06) per diluted share, a sequential improvement of 7.6%. Non-GAAP net loss for the first quarter of 2015 was $3.8 million, or ($0.04) per share, representing a sequential improvement of 18.6%.

As of April 4, 2015, cash and cash equivalents totaled $17.0 million, or net cash of $13.0 million, after excluding $4.0 million drawn under the Company’s credit facility.

“We are very pleased with the 23.3% sequential increase in Infrastructure revenues in the first quarter. The resulting financial performance was enabled by our ongoing strategic shift to an Infrastructure business model,” said Ron Michels, chairman & CEO. “While we anticipate some near-term market headwinds in Infrastructure, we believe this will be temporary, and our current outlook for long-term growth remains positive.”

“In line with our continued migration to a leaner Infrastructure business model, we are implementing the next phase of cost improvement measures designed to match our supply capability with demand,” said Terry Gallagher, executive vice president and CFO. “These actions are expected to enable a more streamlined operating structure that lays the foundation for ANADIGICS’ long-term improvement."

ANADIGICS’ financial outlook for Q2:

•
We anticipate a sequential revenue decline of 10-15% driven principally by a decline in Mobile of approximately 20-25% in accordance with our shift to Infrastructure. Infrastructure revenues are expected to decline sequentially by 7-9% following higher-than-expected growth in Q1 2015.

•	Non-GAAP gross margin is expected to decline sequentially by 100-300 basis points on the lower expected revenue.
•	Operating expenses are expected to be 5-7% lower, sequentially.
The statements regarding the Company’s anticipated future performance are forward-looking in nature and actual results may differ materially. All forward-looking statements are made expressly subject to the Safe Harbor Statement set forth at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income and loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. To listen to the conference via telephone, please call 866-459-1514, conference ID 29337546. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site at www.anadigics.com/investors or by dialing 855-859-2056 conference ID 29337546 (available until May 12, 2015).

Recent Highlights

April 14 - ANADIGICS WiFi Infrastructure Amplifier Powers New High-Performance TRENDnet Router
April 2 - ANADIGICS Expands Small-Cell Wireless Infrastructure Power Amplifier Family
March 19 - ANADIGICS WiFi Power Amplifier Enables Video Transmission System in DJI Phantom 2 Vision Series of Drones
March 2 - Huawei Selects ANADIGICS WiFi FEIC for Honor 4X Smartphone

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three months ended
	April 4, 2015	March 29, 2014
	Unaudited	Unaudited

Net sales	$18,446	$23,271
Cost of sales	14,438	21,000
Gross profit	4,008	2,271
Research and development expenses	5,211	8,576
Selling and administrative expenses	3,803	5,126
Restructuring charges	-	1,451
Operating loss	(5,006)	(12,882)
Interest and other income (expense), net	(19)	1,132
Net loss	$(5,025)	$(11,750)

Net loss per share:
Basic and diluted	$(0.06)	$(0.14)

Basic and dilutive shares outstanding	87,108	84,763

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(5,025)	$(11,750)
Stock compensation expense
Cost of sales	274	276
Research and development	453	554
Selling and administrative	469	1,013
Marketable securities redemptions and accretion (1)	-	(1,160)
Restructuring charges (2)	-	1,451
Non-GAAP net loss	$(3,829)	$(9,616)

Non-GAAP loss per share (*):
Basic and diluted	$(0.04)	$(0.11)

Supplemental Information
Infrastructure	$12,010	$9,227
Mobile	6,436	14,044
Net Sales	$18,446	$23,271

Depreciation	$2,226	$3,332

(*) Calculated using related GAAP shares outstanding

(1) Marketable securities adjustments include realized gains upon redemptions.
(2) Restructuring for the three months ended March 29, 2014 includes $1,451 workforce reduction.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	April 4, 2015	12/31/2014 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$17,042	$18,430
Accounts receivable	5,540	5,335
Inventory	11,458	13,844
Prepaid expenses and other current assets	3,299	2,721
Assets held for sale	335	335
Total current assets	37,674	40,665

Plant and equipment, net	15,003	17,171
Other assets	117	180
	$52,794	$58,016

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$5,410	$5,913
Accrued liabilities	3,059	3,419
Accrued restructuring costs	514	904
Bank borrowings	4,000	4,000
Total current liabilities	12,983	14,236

Other long-term liabilities	982	1,122

Stockholders’ equity	38,829	42,658
	$52,794	$58,016

(*) The condensed balance sheet at December 31, 2014 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.